Exhibit 99.1

QSGI, INC.

ACTION BY UNANIMOUS CONSENT OF DIRECTORS

The undersigned, being the only Director of QSGI, INC., a Delaware Corporation, by unanimous consent in accordance with the General Corporation Law of the State of Delaware and the Amended and Restated By-Laws of the Corporation, hereby consent to the resolutions set forth herein as if the same had been duly adopted at a meeting of the Director.

WHEREAS, the Corporation has determined that it is in the best interest of the company to expand the membership of the Board of Directors from one member to five members to give majority control of the Board to outside Directors ; and

WHEREAS, the Corporation has determined that Benee Scola, William J. Barbera, David J. Meynarez and David K. Waldman should be appointed as directors of the Corporation in order to fill vacancies created by expansion of the Board of Directors

NOW THEREFORE BE IT

RESOLVED, that pursuant to Article II of the Corporation’s Amended and Restated By Laws, the membership of the Corporation’s Board of Directors shall be expanded from one members to five members as of August 11, 2010, and be it

FURTHER RESOLVED that Benee Scola, William J. Barbera, David J. Meynarez and David K. Waldman are hereby appointed as directors of the Corporation for a term that shall extend until the next Annual Meeting of the Corporation’s shareholders.

IN WITNESS WHEREFORE, the undersigned directors of the Corporation have executed this consent as of the 11th day of August 2010.

/S/ Marc Sherman
Marc Sherman
Chairman of the Board